SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2009

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

                    Delaware                                      001-16533                                          63-1261433
(State of Incorporation)                 (Commission File No.)                       (IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama                                         35209
(Address of Principal Executive Office )                                      (Zip code)

Registrant’s telephone number, including area code:     (205)  877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01                       Regulation FD Disclosure

On Janury 28, 2009 we issued a news release reporting our receipt of regulatory approvals for our transactions with The PICA Group and Georgia Lawyers Insurance Company. We also reporting that we have completed our acquisition of Mid-Continent General Agency.

Eligible policyholders will vote on the proposed sponsored-demutualization of The PICA Group in a special meeting on March 31, 2009. If the transaction is approved, closing is expected early in the second quarter. Our acquisition of Georgia Lawyers Insurance Company is expected to close in the first week of February.

Item 9.01	Financial Statements and Exhibits

99.1
News Release reporting ProAssurance’s receipt of regulatory approvals for our transactions with The PICA Group and Georgia Lawyers Insurance Company. We also reporting that we have completed our acquisition of Mid-Continent General Agency.

The information we are furnishing under Items 7.01 and 9.01 of this Current Report on Form 8K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 30, 2009

PROASSURANCE CORPORATION

By:  /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice President